UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 27, 2009, the Compensation Committee (the “Committee”) of Epicor Software Corporation (the “Company”) adopted the following policies:

In connection with a review of its executive compensation practices, the Company has determined that, effective immediately, it will not grant contractual excise tax “gross up” rights to any of its Executive Officers that provide for excise tax gross up with respect to payments contingent upon a change in control, provided however, that in unusual circumstances where the Company as affirmed by the Committee believes that accommodations have to be made to recruit a new Executive Officer to the Company, limited reimbursement for excise taxes payable may be included in the executive officer’s contract. In those limited circumstances, the excise tax “gross ups” will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three-year sunset provision. Contractual tax “gross up” commitments in effect as of May 27, 2009 will be grandfathered and shall remain in full force and effect.

The Committee also clarified its previous disclosures with respect to the Company’s 2009 Executive Compensation. Specifically, the Company has a compensation program in place which only provides a median (50th percentile) payout for each of its key compensation elements for performance at the 50th percentile of a peer group of software industry companies and high technology companies. Such program only “targets” or pays compensation above the median such as the 75th percentile for Company performance which is substantially above the median performance of such peer group. The Committee confirmed that on a go forward basis, including with its review of 2010 Executive Compensation, the Company will commit its benchmarking of the key elements of its Executive Officer compensation program, namely base salary, annual non-equity incentive and long-term equity incentive compensation, to the 50th percentile (median level) of the peer group for median level performance. Such Executive Compensation programs will retain the opportunity for Company Executive Officers to earn compensation above the median for above median performance relative to pre-established goals such as EBITDA, Revenue, and return to shareholders.

The Company also clarified that its short term non-equity and long term equity incentive executive compensation plans differ in many respects, including significantly different threshold payout levels under each plan for Revenue attainment. Thus, while the two plans utilize similar adjusted EBITDA and Revenue performance criteria, the threshold level of attainment for revenue targets under the long term equity incentive plan has historically been significantly higher than for the short term non-equity incentive plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION
(Registrant)

Date:	May 27, 2009	By:	/s/ John D. Ireland
John D. Ireland
Sr. Vice President; General Counsel